UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2011

Date of Report (Date of earliest event reported)

BLACKBOARD INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
(State of incorporation)	(Commission File Number No.)	(IRS Employer Identification No.)

650 Massachusetts Ave, NW

Washington, D.C. 20001

(Address of principal executive offices)

(202) 463-4860

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On October 4, 2011, Blackboard Inc., a Delaware corporation (“Blackboard” or the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 30, 2011, by and among the Company, Bulldog Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”), and Bulldog Holdings, Inc. (f/k/a Bulldog Holdings, LLC), a Delaware corporation (“Parent”) and a wholly owned subsidiary of Bulldog Super Holdco, Inc. (“Super Holdco”). Pursuant to the Merger Agreement, Acquisition Sub merged with and into Blackboard, with Blackboard surviving the Merger as a wholly-owned subsidiary of Parent. Super Holdco is majority owned by private investment funds managed by Providence Equity Partners, L.L.C. (“Providence”).

The all-cash transaction is valued at approximately $1.64 billion in enterprise value, plus the assumption of approximately $136 million in debt. Pursuant to the Merger Agreement, each share of issued and outstanding Blackboard common stock, par value $0.01 per share (“Common Stock”), outstanding at the time of the Merger, excluding Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn, was cancelled and automatically converted into the right to receive $45.00 in cash, without interest and less any applicable withholding tax.

Cash equity contributions totaling approximately $770 million, together with (i) borrowings under a new $780 million first lien senior secured term loan facility (the “First Lien Term Facility”), (ii) $50 million in borrowings under a new $100 million first lien senior secured revolving facility (the “First Lien Revolving Facility” and together with the First Lien Term Facility, the “First Lien Facilities”), (iii) borrowings under a new $350 million second lien senior secured term loan facility (the “Second Lien Facility” and together with the First Lien Facilities, the “Credit Facilities”), and (iv) cash on hand at Blackboard, were used, among other things, to finance the aggregate merger consideration, to repay Blackboard’s existing credit facility, and to pay related transaction fees and expenses.

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreements and Related Agreements

On October 4, 2011 (the “Closing Date”), Acquisition Sub entered into a first lien credit agreement with Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A., Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc. as syndication agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and the lenders party to such agreement (collectively, the “First Lien Lenders”), providing for the First Lien Facilities. Also on October 4, 2011, Acquisition Sub entered into a second lien credit agreement with Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A., Deutsche Bank Securities Inc. and Morgan Stanley Senior Funding, Inc. as joint lead arrangers and joint bookrunners, Deutsche Bank Securities Inc. as syndication agent, Morgan Stanley Senior Funding, Inc., as documentation agent, and the lenders party to such agreement (collectively, the “Second Lien Lenders” and together with the First Lien Lenders, the “Lenders”), providing for the Second Lien Facility. Following the consummation of the Merger, Blackboard succeeded to all of Acquisition Sub’s rights and obligations under each of the Credit Facilities as the borrower (“Borrower”). The First Lien Revolving Facility includes a $20 million sub-facility for letters of credit and a $20 million sub-facility for swingline loans. Borrowings under the First Lien Revolving Facility may be used for working capital needs and general corporate purposes.

Interest under the First Lien Term Facility is payable, at the option of Borrower, either at a base rate (based on the highest of the prime rate, 0.50% in excess of the overnight federal funds rate and the one-month adjusted LIBOR rate (subject to a floor of 1.50%) plus 1.00% per annum) plus 5.00% or a LIBOR-based rate (subject to a floor of 1.50%) plus 6.00% and is payable, in the case of base rate loans, quarterly and, in the case of LIBOR-based rate loans, at the end of each interest period set forth in the credit agreement (but at least every three months). Interest under the First Lien Revolving Facility is payable, at the option of Borrower, either at a base rate (based on the highest of the prime rate, 0.50% in excess of the overnight federal funds rate and the one-month adjusted LIBOR rate plus 1.00% per annum) plus 4.75% or a LIBOR-based rate plus 5.75% (subject to step downs based on meeting a consolidated secured debt ratio provided for in the first lien credit agreement) and is payable, in the case of base rate loans, quarterly and, in the case of LIBOR-based rate loans, at the end of each interest period set forth in the credit agreement (but at least every three months). Interest under the Second Lien Term Facility is payable, at the option of Borrower, either at a base rate (based on the highest of the prime rate, 0.50% in excess of the overnight federal funds rate and the one-month adjusted LIBOR rate (subject to a floor of 1.50%) plus 1.00% per annum) plus 9.00% or a LIBOR-based rate (subject to a floor of 1.50%) plus 10.00% and is payable, in the case of base rate loans, quarterly and, in the case of LIBOR-based rate loans, at the end of each interest period set forth in the credit agreement (but at least every three months). The First Lien Term Facility loans mature seven years from the Closing Date, the First Lien Revolving Facility matures five years from the Closing Date and the Second Lien Facility loans mature seven and one half years from the Closing Date.

The Credit Facilities each contain customary representations and warranties as well as affirmative and negative covenants. Affirmative covenants include, among others, with respect to the Company and its subsidiaries, maintenance of existence, compliance with laws, financial and other reporting, payment of tax obligations, and maintenance of properties and insurance. Negative covenants include, among others, with respect to the Company and its subsidiaries, limitations on incurrence or guarantees of indebtedness, limitations on liens, limitations on investments, limitations on mergers, asset sales, and acquisitions, limitations on restricted payments, limitations on affiliate transactions, limitations on sale and lease-back transactions, and limitations on changing organizational documents. The First Lien Revolving Facility also includes a maximum consolidated secured debt ratio which applies so long as any revolving loans, swingline loans or letters of credit are outstanding under the First Lien Revolving Facility as of the last day of any fiscal quarter.

The Credit Facilities each contain customary events of default, including, among others, the non-payment of principal, interest or other amounts when due, inaccuracy of the Company’s representations and warranties in any material respect, violation of covenants, cross-defaults with other material indebtedness, certain undischarged judgments, the occurrence of certain ERISA or bankruptcy or insolvency events and the occurrence of a change in control (each as defined in the Credit Facilities) in each case subject to customary thresholds, notice and grace period provisions. Upon the occurrence and during the continuance of an event of default under the First Lien Facilities (other than with respect to the maximum consolidated secured debt ratio), the First Lien Lenders may declare the loans and all other obligations under the First Lien Facilities immediately due and payable. Upon the occurrence and during the continuance of an event of default with respect to the maximum consolidated secured debt ratio, the lenders under the First Lien Revolving Facility may declare the loans and all other obligations under the First Lien Revolving Facility immediately due and payable. Upon the occurrence and during the continuance of an event of default under the Second Lien Facility, the Second Lien Lenders may declare the loans and all other obligations under the Second Lien Facility immediately due and payable.

All obligations under each of the Credit Facilities are guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by the direct parent of the Company and each direct and indirect wholly-owned material U.S. restricted subsidiary of the Company. The First Lien Facilities are secured, subject to certain agreed upon exceptions, by a perfected first priority security interest in substantially all the assets of the Borrower and guarantors. The Second Lien Facility is secured, subject to certain agreed upon exceptions, by a perfected second priority security interest in substantially all of the assets of the Borrower and guarantors.

The foregoing description of each of the Credit Facilities does not purport to be a complete statement of the parties’ rights under such agreements and is qualified in its entirety by reference to the full text of each of the Credit Facilities, which are attached as Exhibit 10.1 and 10.2 hereto and incorporated by reference herein.

In the ordinary course of business, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Director Indemnification Agreements

In addition, Blackboard, Parent and Super Holdco (collectively, “the Companies”) entered into indemnification agreements, each dated as of October 4, 2011 (collectively, the “Director Indemnification Agreements”), with each of their directors, Steve Alesio, Michael Chasen, Charles Gottdiener, David Phillips and Peter Wilde. Under the Director Indemnification Agreements, the Companies, subject to certain limitations, jointly and severally agreed, to the fullest extent permitted by law, to indemnify their directors against certain liabilities and to advance certain defense-related expenses arising out of service as a director, officer or employee (or another specified capacity) of Super Holdco and its subsidiaries, including Parent and Blackboard.

Copies of the Form of Director Indemnification Agreements for Messrs. Alesio, Gottdiener, Phillips and Wilde and a copy of the Director Indemnification Agreement for Mr. Chasen are attached as Exhibits 10.3 and 10.4, respectively, hereto and incorporated herein by reference. The foregoing description of the Director Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Indemnification Agreements.

Item 1.02. Termination of a Material Definitive Agreement.

On October 4, 2011, in conjunction with the closing of the Merger, the Company repaid in full and terminated its existing credit agreement, dated as of August 4, 2010, among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Citibank, N.A. and Credit Suisse AG, as co-syndication agents, PNC Bank, National Association and Wells Fargo Bank, National Association, as co-documentation agents, and the lenders party thereto, providing for a $225 million senior secured revolving credit facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Credit Facilities is hereby incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Blackboard notified the NASDAQ Global Select Market (the “NASDAQ”) on October 4, 2011 that each share of Blackboard Common Stock (other than Common Stock with respect to which appraisal rights under Delaware law were properly exercised and not withdrawn) was cancelled and automatically converted into the right to receive $45.00 in cash, without interest and less any applicable withholding tax, and requested that the NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Blackboard Common Stock on the NASDAQ was suspended prior to market open on October 5, 2011. On October 4, 2011, the NASDAQ filed the Form 25. The Form 25 will become effective ten days after its filing. After the Form 25 becomes effective, Blackboard expects to file a Form 15 with the SEC to terminate its reporting obligations under the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, the Merger Agreement was adopted by Blackboard’s stockholders at the special meeting of the stockholders held on September 16, 2011. The information contained in the Introductory Note regarding the right of holders of Blackboard’s Common Stock to receive the $45.00 per share merger consideration is hereby incorporated by reference.

Item 5.01. Changes in Control of Registrant.

On the Closing Date, Blackboard completed the Merger with Acquisition Sub and the other transactions contemplated by the Merger Agreement, which resulted in Blackboard becoming a wholly owned subsidiary of Parent. The information contained in the Introductory Note concerning the change in control of Blackboard is hereby incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Upon consummation of the Merger, each of the following was elected to Blackboard’s board of directors: Messrs. Steve Alesio, Charles Gottdiener, David Phillips and Peter Wilde. Mr. Alesio will serve as Chairman of the Board. In addition, upon consummation of the Merger, each of Messrs. Roger Novak, Joseph Cowan, Frank Gatti, Thomas Kalinske, Dr. Matthew Pittinsky and Ms. Beth Kaplan ceased to be a director of Blackboard. Mr. Michael L. Chasen will continue to serve as a director and President and Chief Executive Officer of Blackboard. Each of the directors entered into Indemnification Agreements with the Company, Parent and Super Holdco. The information contained in Item 1.01 under the subheading “Indemnification Agreements” is hereby incorporated by reference into this subsection “(d)” of Item 5.02.

Other than as described above, there are (1) no arrangements or understandings between any of the new directors and any other person pursuant to which such director was appointed to the Board of Directors, and (2) no transactions between any of the new directors and the Company that would require disclosure under Item 404(a) of Regulation S-K.

(e) On October 4, 2011, in connection with the Merger, the Company entered into an amendment (“Amended RSU Agreement”) to the previously filed existing restricted stock unit agreement dated October 15, 2009 (“Original RSU Agreement”) with Michael Chasen. The Original RSU Agreement provided that all 120,000 restricted stock units covered by the Original RSU Agreement would vest upon a change in control event (as defined in the Company’s Amended and Restated 2004 Stock Incentive Plan). Pursuant to the Amended RSU Agreement, the initial vesting provisions continued to apply with respect to 22,810 restricted stock units, each of which, upon consummation of the Merger, were exchanged for the right to receive the $45.00 per restricted stock unit merger consideration. With respect to the remaining 97,190 restricted stock units (the “Remaining RSUs”), and in accordance with the terms of the Amended RSU Agreement, the Remaining RSUs will vest on December 1, 2012, subject to Mr. Chasen’s continued employment on such date, and will represent the right to receive, upon vesting, an aggregate of 41,922 shares of common stock of Super Holdco (the “Bulldog Shares”). However, if either a change in control event occurs on or after November 1, 2011 and Mr. Chasen continues to be an employee on the date such change in control event occurs, or if, prior to December 1, 2012, the Company terminates Mr. Chasen’s employment without cause, or Mr. Chasen terminates his employment with good reason, dies or incurs a disability (each as defined in the Original RSU Agreement), the Remaining RSUs will fully vest on such earlier date. The 41,922 Bulldog Shares had a value upon consummation of the Merger economically equivalent to the aggregate merger consideration that would have been received by Mr. Chasen with respect to the Remaining RSUs had such RSUs remained subject to the terms of the Original RSU Agreement and been exchanged for the right to receive the $45.00 per restricted stock unit merger consideration.

A copy of the Amended RSU Agreement is attached as Exhibit 10.5 hereto and incorporated herein by reference. The foregoing description of the Amended RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended RSU Agreement.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the effective time of the Merger, on October 4, 2011, the certificate of incorporation and the bylaws of Blackboard each as in effect immediately prior to the Merger, were amended in their entirety in accordance with the terms of the Merger Agreement. A copy of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of Blackboard are attached as Exhibits 3.1 and 3.2, hereto, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Blackboard Inc.

3.2	Amended and Restated Bylaws of Blackboard Inc.

10.1	First Lien Credit Agreement dated as of October 4, 2011 by and among Bulldog Acquisition Sub, Inc. (to be merged with and into Blackboard Inc.), Bank of America, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., and the lenders party thereto.

10.2	Second Lien Credit Agreement dated as of October 4, 2011 by and among Bulldog Acquisition Sub, Inc. (to be merged with and into Blackboard Inc.), Bank of America, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., and the lenders party thereto.

10.3	Form of Director Indemnification Agreement by and among Bulldog Super Holdco, Inc., Bulldog Holdings, Inc., Blackboard Inc. and individual director.

10.4	Director Indemnification Agreement, dated October 4, 2011, by and among Bulldog Super Holdco, Inc., Bulldog Holdings, Inc., Blackboard Inc. and Michael Chasen.

10.5*	Amendment to Restricted Stock Unit Agreement between the Registrant and Michael Chasen dated October 4, 2011.

*	This exhibit represents a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBOARD INC. (Registrant)

Dated: October 11, 2011	By:	/s/ John E. Kinzer
	Name: Title:	John E. Kinzer Chief Financial Officer

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Blackboard Inc.

3.2	Amended and Restated Bylaws of Blackboard Inc.

10.1	First Lien Credit Agreement dated as of October 4, 2011 by and among Bulldog Acquisition Sub, Inc. (to be merged with and into Blackboard Inc.), Bank of America, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., and the lenders party thereto.

10.2	Second Lien Credit Agreement dated as of October 4, 2011 by and among Bulldog Acquisition Sub, Inc. (to be merged with and into Blackboard Inc.), Bank of America, N.A., Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., and the lenders party thereto.

10.3	Form of Director Indemnification Agreement by and among Bulldog Super Holdco, Inc., Bulldog Holdings, Inc., Blackboard Inc. and individual director.

10.4	Director Indemnification Agreement, dated October 4, 2011, by and among Bulldog Super Holdco, Inc., Bulldog Holdings, Inc., Blackboard Inc. and Michael Chasen.

10.5*	Amendment to Restricted Stock Unit Agreement between the Registrant and Michael Chasen dated October 4, 2011.

*	This exhibit represents a management contract or compensatory plan.